EXHIBIT (j)(1)


                          Independent Auditors' Consent




The Board of Directors
Great Hall Investment Funds, Inc.


We consent to the use of our report dated September 1, 2000 included herein and the reference to our Firm under the heading "FINANCIAL HIGHLIGHTS" in Part A of the Registration Statement on Form N-1A.




                                        KPMG LLP


Minneapolis, Minnesota
November 29, 2001

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INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Great Hall Investment Funds, Inc.

We have audited the statements of changes in net assets of Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Institutional Prime Money Market Fund and Institutional Tax-Free Money Market Fund (funds within Great Hall Investment Funds, Inc.) for the year ended July 31, 2000 and the financial highlights for each of the years in the four-year period ended July 31, 2000 for the Prime, U.S. Government and Tax-Free Money Market Funds and for each of the years in the two-year period ended July 31, 2000 and the period from August 11, 1997 (commencement of operations) to July 31, 1998 for the Institutional Prime Money Market Fund and for the year ended July 31, 2000 and the period from September 23, 1998 (commencement of operations) to July 31, 1999 for Institutional Tax-Free Money Market Fund. These financial statements and the financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the changes in net assets for Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Institutional Prime Money Market Fund and Institutional Tax-Free Money Market Fund and the financial highlights for the periods stated in the first paragraph above, in conformity with accounting principles generally accepted in the United States of America.




KPMG LLP

Minneapolis, Minnesota
September 1, 2000